UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/26/2009

Pennsylvania Real Estate Investment Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6300

Pennsylvania	23-6216339
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

The Bellevue, 200 South Broad Street, Philadelphia, PA 19102
(Address of principal executive offices, including zip code)

215-875-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

Pennsylvania Real Estate Investment Trust (the "Company") has agreed that on June 29, 2009, it will issue to a holder of Notes (as defined below) 3,000,000 of its common shares of beneficial interest, par value $1.00 per share ("Shares"), in exchange for $25.0 million in aggregate principal amount of 4.00% Exchangeable Senior Notes due 2012 (the "Notes") of its subsidiary, PREIT Associates, L.P. (the "Subsidiary"), which are guaranteed by the Company and exchangeable for shares of the Company (the "Exchange"). After the Exchange, approximately $214 million in aggregate principal amount of the Notes remains outstanding.

The Company's issuance of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 3(a)(9) of such Act. No commission or other remuneration was paid or given directly or indirectly for this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Real Estate Investment Trust

Date: June 29, 2009	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel